UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2024

GE HEALTHCARE TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41528	88-2515116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street, Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) (833) 735-1139

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GEHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 12, 2024, GE HealthCare Technologies Inc. (the “Company”) announced the commencement and pricing of an underwritten offering (the “Offering”) of 15,000,000 shares of its common stock (the “GEHC Shares”) at a public offering price of $86.00 per share. The Company is not selling any shares of common stock and will not receive any proceeds from the sale of the GEHC Shares in the Offering or from the debt-for-equity exchange (as described below). A copy of the press release issued in connection with the pricing of the offering is attached hereto as Exhibit 99.1.

Prior to the closing of the Offering, GE Aerospace (General Electric Company) is expected to exchange the GEHC Shares for indebtedness of GE Aerospace held by Morgan Stanley Bank, N.A. and Morgan Stanley Senior Funding, Inc. (together, the “MS Lenders”), affiliates of Morgan Stanley & Co. LLC, the selling stockholder in the Offering by designation of the MS Lenders. Following the debt-for-equity exchange, if consummated, Morgan Stanley & Co. LLC, as the selling stockholder in the Offering, intends to sell the GEHC Shares to the underwriters in the Offering. The selling stockholder in the Offering has granted the underwriters an option to purchase 2,250,000 additional GEHC Shares at the public offering price less the underwriting discount for settlement on or before September 30, 2024.

The GEHC Shares will be sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated September 12, 2024, among the Company, GE Aerospace, Morgan Stanley & Co. LLC, as selling stockholder, and Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as underwriters. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated September 12, 2024, among GE HealthCare Technologies Inc., General Electric Company, Morgan Stanley & Co. LLC, as selling stockholder, and Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

99.1	Press Release of GE HealthCare Technologies Inc., dated September 12, 2024.

104	The cover page from this Current Report on Form 8-K is formatted in Inline XBRL

Forward Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto contain “forward-looking statements”, including statements regarding the Offering. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” and similar expressions. These forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this document should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause actual results to differ materially from those described in the Company’s forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the Offering, and the other factors detailed in the Company’s Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 15, 2024, as well as other risks discussed in the Company’s filings with the SEC. Please also see the “Risk Factors” section of the Company’s Form 10-K filed with the SEC and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2024	GE HealthCare Technologies Inc.
(Registrant)

/s/ Frank R. Jimenez
Frank R. Jimenez, General Counsel and Corporate Secretary (authorized signatory)